Core Industries Inc
500 North Woodward
P. O. Box 2000
Bloomfield Hills, MI 48303-2000
Telephone:        (810) 642-3400
FAX:              (810) 642-6816

                                                                    NEWS RELEASE

FOR IMMEDIATE RELEASE                           Contact:  Raymond H. Steben, Jr.
March 29, 1996                                                    (810) 901-1575

                   CORE INDUSTRIES COMPLETES SALE OF CHEROKEE

Core Industries Inc (NYSE: CRI) today announced that it had successfully completed the previously announced divestiture of its Cherokee unit to a group led by the senior management of the division. David R. Zimmer, President and Chief Executive Officer of Core, said "The divestiture was accomplished consistent with our previous estimates and the completion of the transaction will not affect our current year's earnings. Zimmer further stated "Cherokee's operations did not fit Core's strategic objectives and I believe that the new Cherokee owners will be able to concentrate their resources on Cherokee's future success."

Core Industries Inc manufactures specialty products for three segments: Fluid Control and Construction Products; Test, Measurement, and Control; and Specialty Farm Equipment.